Exhibit 10.60


FIRST AMENDMENT TO OPERATING AND MAINTENANCE AGREEMENT

PREAMBLE

   THIS FIRST AMENDMENT TO OPERATING AND MAINTENANCE AGREEMENT (the "Amendment") is made as of April 14, 1989, by and between RED HILL GEOTHERMAL, INC., a Delaware corporation ("Operator"), and DEL RANCH, L.P., a limited partnership organized under the laws of the State of California ("Owner").

   A. Operator and Owner are parties to that certain Operating and Maintenance Agreement dated as of August 15, 1988 (the
"Agreement").

   B. Operator and Owner desire to amend the Agreement as provided herein.

   NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

AGREEMENT

1. Definitions

1.1 Unless the context shall otherwise require, capitalized terms used and not otherwise defined herein shall have the respective meanings assigned thereto in Schedule Z to the Agreement and in
Article II of the Limited Partnership Agreement, both of which shall be incorporated by reference herein.

2. Critical Parts and Equipment.

2.1 Section 8.3 of the Agreement is amended in its entirety to read as follows:

"8.3. Operator shall have the right, on behalf of Owner, to lease the Critical Parts and Equipment, or any of them, to the owner of any other power production facility located in the SSKGRA of which
(i) both Magma and Mission Energy Company (or their respective affiliates) are owners, directly or indirectly, or (ii) subject to the consent of Owner, of which Magma or Operator is a shareholder, partner or otherwise owns, directly or indirectly, an equity interest or (iii) subject to the consent of Owner, of which Magma or Operator is the operator, in each case on a day-to-day basis, to the extent such Critical Parts and Equipment are not necessary to the current operation of the Del Ranch Facility, provided that Operator shall retain the right to terminate and shall immediately terminate any such lease, on behalf of Owner, in the event that any of the Critical Parts and Equipment so leased become necessary to the operation of the Del Ranch Facility. The amount to be charged as daily rental under any lease described in this Section 8.3 shall be an amount equal to the fair market rental value of the Critical Parts and Equipment as leased, as determined in the reasonable discretion of Operator. All such amounts shall be collected by Operator on behalf of, and shall be the property of, Owner."

   2.2. Section 8.4 of the Agreement is amended in its entirety to read as follows:

   8.4. In consideration for the storage and maintenance of Critical Parts and Equipment at the Warehouse and the leasing to other power production facilities of Critical Parts and Equipment as provided in Section 8.3, and any other services incidental thereto, Owner shall pay to Operator an amount determined in the reasonable discretion of Operator which enables Operator to (a) recoup the actual costs and expenses incurred by Operator plus (b) earn a reasonable profit including, without limitation, a reasonable rate of return on Operator's invested capital used in connection with the services to be provided pursuant to this
Section 8. As used in this Section 8.4, "actual costs and expenses incurred by Operator" includes, without limitation, (a) the actual cost to Operator of goods and materials used by Operator in providing the services specified in this Section 8 and (b) the pro rata cost to Operator of personnel providing labor or services pursuant to this Section 8.

   3.  Working Capital Requirement.  The last sentence of Section
12.2 of the Agreement is amended in its entirety to read as follows:

   Notwithstanding any provision contained herein to the contrary, Operator shall not make any of the payments set forth in Section 12.2(ix) through 12.2(xv) hereof unless, at the time such payment is to be made, Owner shall have Working Capital in an amount equal to or greater than the Working Capital Requirement.

   4. Continued Effectiveness. Except as specifically provided in this Amendment, the Agreement shall remain in full force and effect in accordance with its original terms and conditions, except that the term "Agreement" as used in the Agreement shall hereafter mean the Agreement as amended hereby.

   5. Counterparts. This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single original instrument.

   IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their duly authorized officers as of the day and year first above written.

                    OWNER:

                    DEL RANCH, L.P., a limited
                    partnership organized under the laws
                    of the State of California

                    By:  RED HILL GEOTHERMAL, INC., a
                         Delaware corporation, a General
                         Partner

                         By:  /s/  Jonathan S. Fish

                              Its:  Vice President

                         By:  /s/  Jon R. Peele

                              Its:  Vice President

                    OPERATOR:

                    RED HILL GEOTHERMAL, INC., a Delaware
                    corporation

                         By:  /s/  Jon R. Peele

                              Its:  Vice President


                         By:  /s/  Jonathan S. Fish


                              Its:  Vice President

ACCEPTED AND AGREED:

MAGMA POWER COMPANY,
a Nevada corporation

By:  /s/  Jon R. Peele

   Its:  Secretary & Vice President

By:  /s/  Wallace C. Dieckmann

   Its:  Vice President